  Exhibit 10.2

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of the 5th day of August, 2019 (the “Effective Date”), by and between MHP PURSUITS LLC, a North Carolina limited liability company, or its permitted assigns (the “Purchaser”), and CSC WARNER ROBINS, LLC, a Georgia limited liability company (the “Seller”), and provides as follows:

1.
THE PROPERTY.

1.1           Real Property. Seller agrees to sell and convey, and Purchaser agrees to purchase, Seller’s real property commonly known as Spring Lake Mobile Home Park and located at 918 Collins Avenue, Warner Robins, Georgia 31093, 214 Surrey Drive, Warner Robins, Georgia 31093, 213 Surrey Drive, Warner Robins, Georgia 31093, and 1108 Collins Avenue, Warner Robins, Georgia, and identified as Parcel #’s: 0C0180 003000, 000720 005000, 00072B 156000, 00072B 161000, and 00072B 162000, all located in Houston County, Georgia, and as more particularly described in EXHIBIT A attached hereto and by this reference made a part hereof, together with all improvements thereon and appurtenances thereunto belonging (collectively, the “Real Property”), and the property described in Section 1.2 below used in the operation of the Real Property as a mobile home park (the “Business”).

1.2           The Property. In addition to the Real Property, Seller agrees to sell and convey all right, title and interest in and to (a) all contracts and agreements that Purchaser expressly elects to assume prior to the expiration of the Study Period (the “Contracts”); (b) all existing lease and rental agreements related to the Business and the Property (the “Leases”); (c) all personal property owned by Seller and related to the operation of the Business, including, without limitation, the furniture, equipment, books and records (but limited to copies of the Leases, Rent Roll and tenant files and correspondence related thereto in Seller’s possession at Closing) , tools and certain mobile homes owned by Seller set forth on EXHIBIT B attached hereto and made a part hereof, together with intangible personal property including warranties, guaranties, licenses, permits, zoning approvals and development rights to the extent legally assignable (the “Personal Property”); and (d) an irrevocable license to use any and all trade names used or utilized in connection with the Real Property and/or Business (the “Trade Names”). The Real Property, Contracts, Leases, Personal Property and Trade Names are collectively referred to as the “Property.”

2.
PURCHASE PRICE, FINANCING CONTINGENCY, METHOD OF PAYMENT AND ALLOCATION OF PURCHASE PRICE.

2.1        Purchase Price. The total purchase price shall be FIVE MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS ($5,300,000.00) (the “Purchase Price”). Seller and Purchaser agree to allocate the Purchase Price at Closing among the Real Property and the Personal Property as follows: seventy percent (70%) (i.e., $3,710,000.00) to the Real Property and thirty percent (30%) (i.e., $1,590,000.00) to the Personal Property, and such allocation shall be reflected on the settlement statements executed by Purchaser and Seller at Closing.

          2.2         Deposit. Within five (5) days after the Effective Date, Purchaser shall deliver to Stewart Title Guaranty Company, Attn: Danielle Howell, 5935 Carnegie Boulevard, Suite 301, Charlotte, NC 28209, E-mail: DHowell@stewart.com (the “Title Company”), an initial deposit in the amount of Fifteen Thousand and No/100 Dollars ($15,000.00) (together with any interest thereon, the “Deposit”). The Deposit shall be held in an insured account which may be interest-bearing if Purchaser elects. The Title Company may conclusively rely upon and act in accordance with any certificate, instructions, notice, letter, email and/or other written instrument believed to be genuine and to have been signed or communicated by the proper party or parties.

3.
TEST AND STUDY PERIOD.

3.1           Preparation for Inspection. Within five (5) days after the Effective Date, Seller shall deliver to Purchaser all due diligence items listed on EXHIBIT C which are in Seller’s possession or control or available to Seller at minimal effort and expense (the “Seller’s Deliverables”). The date of Purchaser’s receipt of the Seller’s Deliverables shall be confirmed by the parties by e-mail confirming delivery and receipt of Seller’s Deliverables within three (3) days after Purchaser’s receipt of the Seller’s Deliverables.

3.2           Test and Study Period. Purchaser shall have thirty (30) days after receipt of all the Seller’s Deliverables (the “Study Period”), to conduct, at Purchaser’s expense, economic feasibility studies, verify business and accounting records (including operating statements, cash flow statements, aged accounts receivable and notes receivable), environmental studies of the Property (including a Phase I Environmental Site Assessment) and any improvements thereon, and to otherwise study the Property. The Purchaser shall have reasonable access to the Property in order to conduct non-invasive tests and studies, and the Seller shall otherwise reasonably cooperate with the Purchaser in conducting the tests and studies. Notwithstanding anything in this Agreement to the contrary, Purchaser shall obtain Seller’s written consent prior to performing any intrusive testing (including but not limited to a Phase II Environmental Site Assessment), which consent may be withheld in Seller’s sole discretion, and which may be provided by email. After completing each test, study, investigation, inspection or other examination, Purchaser shall restore the Property to a condition substantially identical to that of the Property prior to such test, study, investigation, inspection and other examination.

3.3           Right of Termination During Study Period. If the Purchaser is not satisfied, in its sole and absolute discretion, with the Property, then at any time prior to 11:59 p.m. Eastern time on the expiration day of the Study Period the Purchaser shall have the right to terminate this Agreement by giving written notice to the Seller, and no party shall have any further obligations under this Agreement (except for any obligations that expressly survive the termination of this Agreement), and the Deposit (including any interest thereon), shall be promptly returned by the Title Company to the Purchaser. Thereafter, the parties to this Agreement shall have no further responsibilities or obligations to one another. However, if the Purchaser does not elect to terminate this Agreement in accordance with its rights hereunder, then, except as may otherwise be provided for herein, this Agreement shall remain in full force and effect and the Deposit shall be nonrefundable to Purchaser except as otherwise set forth herein.

3.4           Approval Period. Notwithstanding the expiration of the Study Period, Purchaser shall have forty five (45) days after the end of the Study Period (the “Approval Period”) to obtain, review and approve (including obtaining any lender approvals, as necessary) a current Phase I Environmental Site Assessment, the Survey (as defined below), and a current appraisal with respect to the Property (each, an “Approval Item” and collectively, the “Approval Items”). Notwithstanding the foregoing, Purchaser shall order each Approval Item and provide written evidence thereof to Seller within five (5) days after the Study Period. If, after Purchaser has obtained any Approval Item, and provided such Approval Item was ordered as required by this Section 3.4, and such Approval Item is not acceptable to Purchaser or Purchaser’s lender, then Purchaser may terminate this Agreement by giving written notice to Seller at any time prior to 11:59 p.m. Eastern time on the expiration day of the Approval Period, and no party shall have any further obligations under this Agreement (except for any obligations that expressly survive the termination of this Agreement), and the Deposit (including any interest thereon) shall be promptly returned by the Title Company to Purchaser. Thereafter, the parties to this Agreement shall have no further responsibilities or obligations to one another. However, if the Purchaser does not elect to terminate this Agreement in accordance with its rights hereunder, then, except as may otherwise be provided for herein, this Agreement shall remain in full force and effect and the Deposit shall be nonrefundable to Purchaser except as otherwise set forth herein.

3.5           Indemnification. Purchaser shall indemnify, defend and save harmless Seller, Seller’s affiliates and their agents, representatives and employees (the “Seller Indemnified Parties”) from and against any damage, claim, loss, liability or expense, including without limitation, interest, penalties and reasonable attorneys’ fees, incurred or suffered by the Seller Indemnified Parties or any of them, by reasons arising out of, caused by or connected with Purchaser’s entry, use or occupancy on or of the Property, except to the extent arising from any Seller Indemnified Party’s own negligence or willful misconduct. This indemnification obligation of Purchaser shall survive the termination of this Agreement. This indemnity shall not extend to, and Seller hereby releases Purchaser from liability for, any claims, damages or other liability resulting from or related to any existing environmental contamination on the Property that may be discovered by Purchaser as a result of its investigations under this Section.

3.6           Purchaser and its consultants shall not be permitted to disclose any environmental matters to any governmental authority without the prior written consent of Seller. If for any reason Purchaser does not purchase the Property (except in the event of Seller default), Purchaser agrees to provide copies to Seller, without representation or warranty of any kind, of all third-party reports, studies and surveys relating to Purchaser’s physical examination of the Property.

4.
TITLE MATTERS.

4.1           Marketable Title.

(a)           Real Property. Seller shall convey to the Purchaser good and marketable fee simple title to the Real Property by Limited Warranty Deed, subject to only the following exceptions (collectively, the “Permitted Exceptions”): (A) all matters shown on the Commitment (as defined herein) and approved by Purchaser pursuant to Section 4.2 or otherwise; (B) non-delinquent real property taxes, water and sewer charges and all assessments which are not yet due and payable; (C) any matter (including any lien, encumbrance or easement) voluntarily imposed or consented to in writing by Purchaser prior to or as of the Closing; (D) laws and governmental regulations governing the use, operation and maintenance of the Property; (E) such state of facts as may be shown on an accurate and current survey or by inspection of the Property; and (F) rights of tenants, as tenants only, of the Land under the terms and conditions of all Leases set forth on the Rent Roll provided to Purchaser. For the avoidance of doubt, the Permitted Exceptions shall exclude the following matters (regardless of whether Purchaser delivers any objection with respect to such matters) (collectively, the “Mandatory Cure Items”): (i) any existing deeds of trust, mortgages, liens or other monetary encumbrances affecting the Property (unless voluntarily imposed or consented to in writing by Purchaser); (ii) delinquent taxes or assessments; (iii) leases or possessory rights, except for the Leases set forth in the Rent Roll provided to Purchaser; and (iv) liens of any contractors, materialmen or brokers (unless contracted by Purchaser).

(b)           Personal Property. Seller shall transfer good and marketable title to the Personal Property to Purchaser by Bill of Sale, free and clear of any lien, security interest or encumbrance of the Seller or any other party.

4.2           Title Defects; Election to Cure.

(a)           Purchaser shall have the right to obtain a commitment for an owner’s and lender’s title insurance policy from the Title Company (the “Commitment”), at Purchaser’s sole cost and expense, with such coverage as Purchaser deems appropriate in the amount of the Purchase Price and loan amount and insuring Purchaser’s fee simple ownership of the Property to be acquired hereunder. Additionally, Purchaser may, during the Study Period and the Approval Period, order an ALTA/NSPS land title survey or other survey of the Property prepared by a qualified registered surveyor in the jurisdiction in which the property is located in the form and with such certifications as desired by Purchaser (the “Survey”). The cost of such Survey shall be borne by Purchaser.

(b)           If Purchaser’s examination of the Commitment and/or the Survey reveal facts which in the opinion of Purchaser or its attorney constitute objections to or affect the marketability of title to, or Purchaser’s desired use of, the Property, Purchaser may give written notice of any defects in title (“Title Objections”) to Seller and Seller’s counsel in writing prior to the expiration of the Study Period, and Purchaser may give written notice of any survey defects, including any objectionable title matters shown on the Survey (“Survey Objections”), to Seller and Seller’s counsel prior to the expiration of the Approval Period. If Purchaser timely delivers its Title Objections or Survey Objections, Seller may, but will not be obligated to, elect to cure such Title Objections or Survey Objections and shall notify Purchaser in writing within five (5) business days after receipt of the Title Objections or Survey Objections of the status of such cure (said notice hereinafter called “Seller’s Title Notice”). If Seller notifies Purchaser that Seller is unable or unwilling to cure any Title Objection or Survey Objection or Seller does not give Seller’s Title Notice as set forth herein, Purchaser shall be deemed to have waived such Title Objections or Survey Objections (and any title matters of record as of the Effective Date except for Mandatory Cure Items) and such Title Objections, Survey Objections or title matters shall be deemed Permitted Exceptions unless Purchaser delivers to Seller written notice terminating this Agreement by the later of (i) five (5) days after receipt of Seller’s Title Notice or the due date of Seller’s Title Notice if Seller’s Title Notice was not received, or (ii) the expiration of the Study Period (in the case of any Title Objection) or the expiration of the Approval Period (in the case of any Survey Objection). If Seller elects to cure certain Title Objections or Survey Objections, Seller shall use good faith efforts to cure such Title Objections or Survey Objections on or before the Closing Date, but Seller’s failure to cure any such Title Objections or Survey Objections shall not be deemed a default under this Agreement. Seller covenants to cure, at or prior to Closing, all Mandatory Cure Items, and Seller’s failure to cure the same shall be a default under this Agreement.

(c)           Seller shall allow no encumbrances or easements to be placed on or granted with respect to the Property, other than those existing as of the Effective Date, without the prior written consent of Purchaser. If any such encumbrances or easements arise prior to the Closing Date and Purchaser objects, Seller shall, at its sole expense, cure the matters objected to prior to the Closing Date.

5.
RESERVED.

6.
CLOSING; SELLER’S OBLIGATIONS AT CLOSING; PURCHASER’S OBLIGATIONS AT CLOSING.

6.1           Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) shall occur at a date and time to be mutually agreed upon by the parties on or before the date that is thirty (30) days after the expiration of the Approval Period (the “Closing Date”). Closing shall be conducted by the Title Company pursuant to an escrow arrangement. The Title Company shall be responsible for receiving the Purchase Price proceeds, causing all documents to be recorded, disbursing the Purchase Price proceeds, and otherwise conducting Closing.

6.2           Seller’s Obligations at Closing. At Closing, Seller shall execute and deliver to Purchaser the Limited Warranty Deed referred to in Section 4.1 hereof (the “Deed”) and shall deliver to Purchaser the following:

(a) If requested by Purchaser, a non-warranty deed conveying the Property using the legal description from the Survey, if applicable;

(b) A Bill of Sale transferring the Personal Property in a form reasonably acceptable to Seller and Purchaser;

(c) An Assignment and Assumption of Leases and Contracts in a form reasonably acceptable to Seller and Purchaser (the “Assignment and Assumption”);

(d) All certificates of title or other documents (e.g., DMV forms, powers of attorney, etc.) reasonably required for the transfer of title to the mobile homes owned by Seller to the extent in the possession of Seller at Closing;

(e) A “bring-down” certificate reaffirming that Seller’s representations and warranties in this Agreement are true and correct as of the Closing Date;

(f) An owner’s affidavit in form reasonably acceptable to the Title Company affirming that there are no outstanding possessory rights other than tenants under the Leases, liens or rights to claim liens against the Property, and any other affidavits reasonably required by Title Company;

(g) Documentation as may be reasonably required by Title Company to confirm Seller’s authority to undertake and consummate the Closing;

(h) An affidavit in a form complying with law that Seller is not a “foreign person” within the meaning of the Foreign Investment in Real Property Tax Act, and information necessary to complete an IRS Form 1099;

(i) A closing statement reflecting the Purchase Price and all adjustments, prorations and credits thereto, and such disbursements as the parties wish to reflect thereon in connection with the transaction contemplated hereby (the “Closing Statement”);

(j) All other documents necessary to transfer or assign to Purchaser any zoning approvals, permits, or other development rights with respect to the Property;

(k) An Affidavit of Seller's Residence or a Seller's Certificate of Exemption establishing that Seller is exempt from the requirements of Official Code of Georgia Annotated § 48-7-128 and the regulations promulgated thereunder;

(l) An Affidavit of Seller Regarding Broker in form acceptable to Purchaser’s title insurer to issue Purchaser a title policy without exception for any lien related to a brokerage commission owing as a result of Seller’s actions; and

(m) Such other documents contemplated by this Agreement or required by Title Company to be deposited by Seller to carry out the terms of this Agreement.

6.3
Purchaser’s Deliveries. At Closing and contemporaneously with the Seller’s compliance with the provisions of Section 6.2, Purchaser shall deliver to Seller the following:

(a) The balance of the Purchase Price;

(b) A counterpart to the Assignment and Assumption;

(c) Documentation as may be reasonably required by Title Company to confirm Purchaser’s authority to undertake and consummate the Closing;

(d) A counterpart to the Closing Statement; and

(e) Such other documents contemplated by this Agreement or required by Title Company to be deposited by Purchaser to carry out the terms of this Agreement.

7.  CLOSING COSTS; ADJUSTMENTS; RIGHTS OF THE PARTIES; RISK OF LOSS; AND CONDEMNATION.

             7.1         Costs

(a) Seller Costs. Seller shall pay the following: (i) one half (1/2) of all escrow fees charged by the Title Company; (ii) all documentary transfer taxes required in connection with recording the Deed, including County and City taxes; and (iii) all other costs generally borne by sellers of real property in Houston County, Georgia.

(b) Purchaser Costs. Purchaser shall pay the following: (i) one half (1/2) of all escrow fees charged by the Title Company; (ii) all premiums and charges of the Title Company for the Commitment and all title policies, including any endorsements requested by Purchaser, as well as other title charges and Survey fees; (iii) the cost of any Survey and other fees and charges incurred by Purchaser in connection with its inspections of the Property; (iv) the cost of any title insurance policy for any lender of Purchaser and all costs to record any documents in connection with any loan to Purchaser; (iv) the cost of recording the Deed, and (v) all other costs generally borne by Purchasers of real property in Houston County, Georgia.

(c) Other Costs. Each party shall pay its own legal, accounting and other expenses incurred in connection with this Agreement or Closing hereunder, except as otherwise provided herein upon a default.

7.2
Prorations.

(a)     All prepaid rent, taxes and known assessments, rents, utilities and any other sums normally and usually pro-rated in the sale of commercial property in the metropolitan area in which the Property is located, shall be pro-rated as of the Closing Date, with Purchaser being deemed to own the Property for the entire day of the Closing Date. All real estate taxes shall be prorated based upon the fiscal year. Subsequent to the Closing, if any rental or revenues allocable to the period prior to the Closing Date are actually received by Purchaser, all such amounts shall first be applied to post closing rents due to Purchaser and the balance shall be immediately paid by Purchaser to Seller. Purchaser shall make a good faith effort and attempt to collect any rental or revenues allocable to the period after the Closing Date for the benefit of Seller; however, Purchaser shall not be required to expend any funds or institute any litigation in its collection efforts. After the Closing, Seller may take any action against any of the tenants for unpaid rent, provided that Seller hereby waives any and all rights it may have to dispossess any delinquent tenant or levy or attach the leasehold interest, fixtures, or personal property of any such tenant.

(b)     At Closing, Purchaser shall receive a credit for each security deposit under each Lease then held by Seller in the amount then held by Seller, as the amount of such security deposit may have been reduced or applied by Seller under the terms of the Lease.

(c)      In the event property taxes or assessments are estimated at Closing, Purchaser and Seller shall, upon the issuance of the actual tax bill or assessment after Closing, promptly make such financial adjustments between themselves as are necessary to correctly prorate such taxes. This paragraph shall survive the Closing.

7.3
Waste; Continuing Operations. Prior to Closing, the Seller shall neither commit nor permit waste to the Property, shall maintain the Property in good repair and condition, shall operate the Property solely in the normal course of its business and shall not execute any lease without Purchaser’s prior consent except in the ordinary course of business and consistent with prior leasing practices. All Contracts, unless Purchaser provides written notice to Seller of Purchaser’s election to assume such Contracts at Closing during the Study Period, shall be terminated by Seller at or prior to Closing, at Seller’s sole cost and expense.

7.4
Risk of Loss.

(a) Condemnation and Casualty

.. If, prior to Closing, all or any portion of the Real Property is taken by condemnation or eminent domain, or becomes the subject of a pending taking which has not been consummated, or is destroyed or damaged by any casualty, Seller shall notify Purchaser of such fact promptly after Seller obtains knowledge thereof. If such condemnation or casualty is “Material” (as hereinafter defined), Purchaser shall have the option to terminate this Agreement upon notice to Seller given not later than ten (10) days after receipt of Seller's notice and, if applicable, the Closing Date shall be extended to provide Purchaser such ten (10) days. If this Agreement is terminated, the Deposit (and any interest thereon) shall be returned to Purchaser and the parties shall have no further obligations under this Agreement (except for those obligations which expressly survive termination). If this Agreement is not terminated, Seller shall not be obligated to repair any damage or destruction but: (i) the parties shall proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price; and (ii) at Closing, Seller shall either pay to Purchaser, or assign to Purchaser the right to receive, all condemnation proceeds or insurance proceeds paid or awarded to Seller, or if such have not been awarded, all of Seller’s right, title and interest therein, payable with respect to such condemnation or fire or other casualty; and (iii) with respect to any casualty insurance proceeds, Purchaser shall receive a credit against the Purchase Price for any deductible that may be required in connection with such insurance proceeds.

(b) Condemnation Not Material

. If a condemnation is not Material, the parties shall proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price and at Closing, Seller shall either pay to Purchaser, or assign to Purchaser the right to receive, all condemnation proceeds paid or awarded to Seller, or if such have not been awarded, all of Seller’s right, title and interest therein, payable with respect to such condemnation.

(c) Casualty Not Material

. If a casualty is not Material, Seller shall not be obligated to repair any damage, the parties shall proceed to Closing pursuant to the terms hereof without abatement of the Purchase Price and at Closing, (i) Seller shall either pay to Purchaser, or assign to Purchaser the right to receive, all insurance proceeds paid or awarded to Seller, or if such have not been awarded, all of Seller’s right, title and interest therein, payable with respect to such casualty; and (ii) Purchaser shall receive a credit against the Purchase Price for any deductible that may be required in connection with such insurance proceeds.

(d) Materiality

. For purposes of this Section 7.4, “Material” means: (i) with respect to a taking by eminent domain, any taking that: (A) causes a material reduction in the size of the Real Property or materially interferes with the planned use or operation of the Real Property as determined by Purchaser in its reasonable discretion; or (B) materially affects ingress and egress or parking at the Property; or (ii) with respect to a casualty, any casualty that requires repairs or replacements costing greater than Twenty-Five Thousand Dollars ($25,000.00).

8.
CONDITIONS PRECEDENT TO THE PURCHASER’S CONSUMMATING CLOSING.

The Purchaser’s obligation to consummate Closing hereunder is expressly conditioned upon the satisfaction of the following (which may be waived in writing, in whole or in part, by the Purchaser at or prior to the Closing):

8.1
There shall have been no material adverse change in the title or condition of the Property or the Seller’s business as it relates to the Property since the date of this Agreement, except as may be addressed by Section 7.4 of this Agreement.

8.2           There shall have been no breach of any of the representations or warranties made by the Seller herein, all such representations and warranties shall be true and correct as of the date of this Agreement and as of the Closing Date, and the Seller shall have performed all undertakings and obligations and complied with all conditions required by this Agreement to be performed or complied with by the Seller on or before the Closing Date.

9.
REPRESENTATIONS AND WARRANTIES.

9.1
Seller represents and warrants to Purchaser that:

(a) Seller is, and at Closing shall be, the sole owner of the Property and shall have the fee simple record and marketable title to the Property, free and clear of all liens and encumbrances, except for the Permitted Exceptions.

(b) Seller is a limited liability company duly formed and validly existing under the laws of the State of Georgia.

(c) To Seller’s knowledge, the execution and performance of this Agreement by Seller will not conflict with any provision of law applicable to Seller, nor will it result in the breach of any provision of, or constitute a default under, any agreement or instrument to which Seller is a party or by which the Property is bound.

(d) This Agreement and the documents to be delivered by Seller at Closing have been or will be duly executed and delivered by Seller.

(e) The Seller is not a party to and is not bound by any sales contract, option agreement, right of first refusal agreement or other contract or agreement providing for the sale or other conveyance of the Property or any portion thereof.

(f) The rent roll provided or to be provided to Purchaser as of the Effective Date and at Closing (the “Rent Roll”) is or will be true, correct and complete in all material respects as of the date thereof.

(g) Seller is the lessor or landlord or the successor lessor or landlord under the Leases. Except as set forth in the Rent Roll, there are no leases or occupancy agreements affecting the Property. Seller shall pay all commissions, due, payable or owing, with respect to Leases entered into prior to Closing. No tenant has been given free rent, any concession in the payment of rent or any abatement of rent (except as set forth in the Rent Roll). No tenant or other occupant has any right of first refusal or option to purchase the Property or any portion thereof.

(h) None of the Personal Property, excluding any mobile homes owned by Seller, are subject to any lease, security interest, lien or title retention agreement.

(i) Seller has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(j) Neither Seller nor any person or entity who owns an interest in Seller is a person or entity with whom Purchaser is restricted from doing business under any the Anti-Terrorism Laws, including without limitation any persons named on the OFAC’s Specially Designated Nationals and Blocked Persons List.

(k) Except as may be included in the Seller’s Deliverables, Seller has not entered into any service contracts, vendor contracts, employment agreements or management agreements with respect to the Property or the Business.

(l) Seller has not received any notice from any third party of any pending or threatened legal action, condemnation, rezoning or administrative proceeding, any outstanding claim for any injury, damage, breach or default, or any uncured violation of Seller or the Property under applicable law or with respect to any Lease, Contract or other agreement or encumbrance affecting the Property.

(m) To Seller’s knowledge, except as may be disclosed in any environmental reports or other materials within the Seller’s Deliverables, the Property does not contain any hazardous wastes, hazardous substances, hazardous materials, toxic substances, hazardous air pollutants or toxic pollutants as those terms are used in the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act and the Clean Water Act, and in any amendments thereto, or in any regulations promulgated pursuant thereto, or in any applicable state or local law, regulation or ordinance.

(n) To Seller’s knowledge, the Seller’s Deliverables delivered by Seller to Purchaser are full and complete copies of all such documents and materials.

(o) The representations and warranties of Seller set forth in this Section shall survive Closing for a period of ninety (90) days. If Purchaser discovers a breach of any such representation or warranty of Seller during such ninety (90) day survival period, Purchaser may exercise any rights and remedies available at law or in equity with respect to such breach; provided, however, Seller shall have no liability to Purchaser for a breach of any representation or warranty unless (a) the claims for all such breaches collectively aggregate more than Ten Thousand and No/100 Dollars ($10,000.00), in which event the full amount of such claims shall be actionable, up to, but not to exceed, Ninety Thousand and No/100 Dollars ($90,000.00), and (b) Purchaser has filed a lawsuit against Seller for an uncured breach of such representations and warranties no later than ninety (90) days after the Property has been conveyed to Purchaser. The provisions of this paragraph shall survive Closing.

(p) NO ADDITIONAL REPRESENTATIONS OR WARRANTIES OF SELLER. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SPECIFIED IN THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED BY SELLER AT CLOSING, SELLER HAS NOT MADE, AND SELLER HEREBY SPECIFICALLY DISCLAIMS, ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING, (a) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; (b) THE EXISTENCE, NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, RIGHT TO POSSESSION OR USE, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHER MATTER AFFECTING TITLE TO THE PROPERTY; OR (c) WHETHER THE USE OR OPERATION OF THE PROPERTY COMPLIES WITH ANY AND ALL LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER REGULATORY BODY. PURCHASER AGREES TO ACCEPT THE PROPERTY AND ACKNOWLEDGES THAT THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE BY SELLER, ON AN “AS IS, WHERE IS, AND WITH ALL FAULTS” BASIS. PURCHASER EXPRESSLY ACKNOWLEDGES THAT EXCEPT AS OTHERWISE EXPRESSLY SPECIFIED IN THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED BY SELLER TO PURCHASER AT CLOSING, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE (OTHER THAN SELLER’S WARRANTY OF TITLE TO BE SET FORTH IN THE DEED OR BILL OF SALE), ZONING, TAX CONSEQUENCES, PHYSICAL OR ENVIRONMENTAL CONDITION, UTILITIES, OPERATING HISTORY OR PROJECTIONS, VALUATION, GOVERNMENTAL APPROVALS, THE COMPLIANCE OF THE PROPERTY WITH GOVERNMENTAL LAWS, THE TRUTH, ACCURACY OR COMPLETENESS OF ANY INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED BY OR ON BEHALF OF SELLER TO PURCHASER, OR ANY OTHER MATTER OR THING REGARDING THE PROPERTY. PURCHASER ACKNOWLEDGES THAT EXCEPT AS EXPRESSLY SPECIFIED IN THIS AGREEMENT OR IN ANY WRITTEN INSTRUMENT DELIVERED BY SELLER TO PURCHASER, SELLER MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW REGARDING OR WITH RESPECT TO ANY SUCH INFORMATION (INCLUDING, WITHOUT LIMITATION, THE SUBMISSION MATTERS) PROVIDED OR TO BE PROVIDED BY SELLER REGARDING THE PROPERTY.

FURTHER, EXCEPT AS EXPRESSLY SPECIFIED IN THIS AGREEMENT AND WITHOUT IN ANY WAY LIMITING ANY OTHER PROVISION OF THIS AGREEMENT, SELLER HAS NOT MADE AND MAKES NO REPRESENTATION, WARRANTY OR GUARANTY, AND HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PRESENCE OR DISPOSAL ON OR BENEATH THE PROPERTY (OR ANY PARCEL IN PROXIMITY THERETO) OF HAZARDOUS SUBSTANCES OR MATERIALS WHICH ARE CATEGORIZED AS HAZARDOUS OR TOXIC UNDER ANY LOCAL, STATE OR FEDERAL LAW, STATUTE, ORDINANCE, RULE OR REGULATION PERTAINING TO ENVIRONMENTAL OR SUBSTANCE REGULATION, CONTAMINATION, CLEANUP OR DISCLOSURE (INCLUDING, WITHOUT LIMITATION, ASBESTOS) AND SHALL HAVE NO LIABILITY TO PURCHASER THEREFOR. WITHOUT LIMITATION OF THE PRECEDING SENTENCE, SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION, WARRANTY OR GUARANTY REGARDING THE ACCURACY OF ANY ENVIRONMENTAL REPORTS WHICH MAY BE INCLUDED WITHIN THE SUBMISSION MATTERS.

PURCHASER, AND ANYONE CLAIMING, BY, THROUGH OR UNDER PURCHASER, HEREBY FULLY RELEASES, DISCHARGES, AND HOLDS HARMLESS SELLER, ITS EMPLOYEES, OFFICERS, DIRECTORS, PARTNERS, REPRESENTATIVES AND AGENTS, AND THEIR RESPECTIVE PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS FROM ANY COST, LOSS, LIABILITY, DAMAGE, EXPENSE, DEMAND, ACTION OR CAUSE OF ACTION ARISING FROM OR RELATED TO ANY CONSTRUCTION DEFECTS, ERRORS, OMISSION, OR OTHER CONDITIONS AFFECTING THE PROPERTY; PROVIDED, THAT THIS SHALL NOT RELEASE SELLER FROM CLAIMS ARISING, IF ANY, AS A RESULT OF ANY WRITTEN REPRESENTATION OR WARRANTY OF SELLER BEING FALSE WHEN MADE OR REAFFIRMED IN WRITING BY SELLER. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. THIS COVENANT RELEASING SELLER SHALL BE BINDING UPON PURCHASER, ITS PERSONAL REPRESENTATIVES, HEIRS, SUCCESSORS AND ASSIGNS.

THE PROVISIONS OF THIS SECTION 9.1(P) (INCLUDING, WITHOUT LIMITATION, THE WAIVER AND RELEASE OF CLAIMS CONTAINED HEREIN) SHALL SURVIVE THE CLOSING OR EARLIER TERMINATION OF THIS AGREEMENT.

(q)           Except as expressly stated herein or in any written instrument delivered by Seller to Purchaser in connection herewith, Seller makes no representation or warranty as to the truth, accuracy or completeness of any materials, data or information delivered by Seller to Purchaser in connection with the transaction contemplated hereby. Purchaser acknowledges and agrees that all third party generated materials, reports, data and information delivered by Seller to Purchaser in connection with the transaction contemplated hereby are provided to Purchaser as a convenience only and that any reliance on or use of such materials, data or information prepared by third parties by Purchaser shall be at the sole risk of Purchaser.

9.2
Purchaser represents and warrants to Seller that:

(a) Purchaser is a limited liability company duly formed and validly existing under the laws of the State of North Carolina.

(b) To Purchaser’s knowledge, the execution and performance of this Agreement by Purchaser will not conflict with any provision of law applicable to Purchaser, nor will it result in the breach of any provision of, or constitute a default under, any agreement or instrument to which Purchaser is a party or by which the Property is bound.

(c) This Agreement and the documents to be delivered by Purchaser at Closing have been or will be duly executed and delivered by Purchaser.

(d) Purchaser has not (i) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (ii) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (iii) made an assignment for the benefit of creditors.

(e)

(e) Neither Purchaser nor any person or entity who owns an interest in Purchaser is a person or entity with whom Seller is restricted from doing business under the Anti-Terrorism Laws, including without limitation any persons named on the OFAC’s Specially Designated Nationals and Blocked Persons List.

(i)

(f) The representations and warranties of Purchaser set forth in this Section shall survive Closing for a period of ninety days (90) days. The provisions of this paragraph shall survive Closing.

10.
RESERVED.

11.
DEFAULT.

11.1           By Purchaser. If Purchaser defaults in performing any of its obligations under this Agreement, and such default continues for fifteen (15) days after written notice from Seller to Purchaser of such default, then Seller shall have the right to terminate this Agreement by written notice to Purchaser, in which event the Title Company shall deliver the Deposit to Seller and Seller shall retain the Deposit as liquidated damages, the actual damages being difficult, if not impossible to determine.

11.2           By Seller. If Seller defaults in performing any of its obligations under this Agreement, and such default continues for fifteen (15) days after written notice from Purchaser to Seller of such default, then Purchaser shall have the right either to (i) terminate this Agreement by written notice to Seller and receive from Title Company a return of the Deposit, and Seller shall reimburse Purchaser an amount equal to the out-of-pocket costs incurred by Purchaser in connection with the transaction contemplated by this Agreement (such reimbursement amount not to exceed $20,000.00), whereupon this Agreement shall become null and void and of no further force or effect, except for such reimbursement obligation of Seller which shall survive the termination of this Agreement and otherwise as expressly provided herein; or (ii) seek specific performance of Seller’s obligation to convey title to the Property hereunder, provided that any specific performance proceeding shall be commenced within ninety (90) days after the date the Closing was to have occurred and shall be diligently prosecuted thereafter; or (iii) waive such default and proceed to Closing. Notwithstanding the foregoing, if, as a result of any intentional willful default by Seller, the remedy of specific performance is not available to Purchaser, then Purchaser shall have the right to pursue all remedies available at a law or in equity with respect to such intentional or willful default by Seller. This paragraph shall not limit Purchaser’s rights and remedies after Closing for a breach of any representation or warranty of Seller in accordance with Section 9.1 above.

12.
MISCELLANEOUS PROVISIONS.

12.1             Successors and Assigns. All of the terms, provisions of and obligations under this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Purchaser shall have no right to assign this Agreement without the prior written consent of Seller; provided, however, that such consent shall not be required for an assignment to another corporation, partnership or limited liability company affiliated with Purchaser or its principals. No such assignment shall relieve Purchaser from liability under this Agreement.

12.2              Notices. Whenever any notice, consents, request, instruction, approvals and other communications provided for herein is requested, such notice, consents, requests, instructions, approvals and other communications shall be validly given, made or served if in writing and delivered personally or by recognized overnight courier, sent via certified mail, sent via e-mail or postage pre-paid, at the following address:

PURCHASER:	MHP Pursuits LLC 136 Main Street Pineville, NC 28134 Attn: Adam A. Martin Email: adam@mhproperties.com

WITH COPY TO:	Bass, Dunklin, McCullough & Smith, PLLC 6302 Fairview Road, Suite 580 Charlotte, NC 28210 Attn: Thomas D. Rivers, Esq. Email: thomas.rivers@bassdunklin.com

SELLER:	CSC Warner Robins, LLC c/o NL-LC P.O. Box 12226 Richmond, Virginia 23241 Attn: Yogi Singh Email: yogi@nl-lc.com

WITH COPY TO:	Williams Mullen 200 South 10th Street, Suite 1600 Richmond, VA 23219 Attn: Elizabeth Carr, Esq. Email: ecarr@williamsmullen.com

Any such notice, consents, requests, instructions, approvals and other communications which shall be served upon either of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (a) at the time such notices, consents, requests, instructions, approvals and either communications are hand delivered in person, (b) on the next business day after being sent via express mail or delivery/courier service guaranteeing overnight delivery, (c) on the second day after the mailing of such, in accordance with the preceding portion of this paragraph, or (d) on the day of delivery by electronic mail with confirmation of receipt.

12.3            Real Estate Commissions. Each party hereunder represents and warrants to the other that it did not consult or deal with any broker or agent, real estate or otherwise, with regard to this Agreement or the transactions contemplated hereby other than Capstone Manufactured Housing, who will be compensated by Seller pursuant to a separate written agreement. Each party hereto agrees to indemnify and hold harmless the other party from all liability, expense, loss, cost or damage, including reasonable attorneys’ fees that may arise by reason of any claim, demand or suit of any other agent or broker claiming through them arising out of facts constituting a breach of the foregoing representations and warranties. The provisions of this Section shall survive Closing or any termination of this Agreement.

           12.4           Further Assurances. In addition to the obligations required to be performed hereunder by the Seller at the Closing, the Seller agrees to perform such other acts, and to execute, acknowledge, and/or deliver at or subsequent to the Closing such other instruments, documents and other materials as the Purchaser may reasonably request in order to effectuate the consummation of the transaction contemplated herein and to vest title to the Property in the Purchaser. The provisions of this subsection 12.4 shall survive Closing.

12.5           Governing Law. Any disputes, actions or claims relating to this Agreement shall be governed by the laws of the State of Georgia, irrespective of any conflict of law principals to the contrary. The provisions of this subsection 12.5 shall survive Closing hereunder.

12.6            Exclusive Dealing. During the term of this Agreement, Seller, shall not, directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept or consider any proposal of any other person relating to the acquisition of all or any part of the Property.

12.7             Entire Agreement. This Agreement sets forth the entire understanding between the parties; it supersedes all previous agreements and representations which are deemed merged herein and may not be modified except in a writing executed by both parties.

12.8            Tax-Deferred Exchange. At either party’s request, the other party shall cooperate to structure the sale of the Property as a tax-deferred exchange under Section 1031 of the Internal Revenue Code and shall execute any documents necessary to complete such 1031 exchange transaction, provided that: (a) the requesting party shall reimburse the other party for all resultant additional expenses it pays or incurs, (b) the other party shall not be obligated to take title to any property other than the Property for any period of time, (c) the other party shall not be obligated to execute any notes or mortgages or to incur any liabilities as a result of participating in the exchange, (d) the Closing is not delayed beyond the Closing Date, and (e) the requesting party shall indemnify, defend and hold harmless the other party against claims, costs, loss, or liability arising from or related to the exchange.

12.9            Attorneys’ Fees. If litigation is required by either party to enforce or interpret the terms of this Agreement, the prevailing party of such action shall, in addition to all other relief granted or awarded by the court, be awarded costs and reasonable attorneys’ fees, charges and disbursements and expert witnesses fees and costs incurred by reason of such action or arbitration and those incurred in preparation thereof at both the trial or arbitration and appellate levels.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
SIGNATURE PAGE TO FOLLOW

SIGNATURE PAGE TO PURCHASE AGREEMENT

IN WITNESS WHEREOF, each party has executed and sealed this Agreement or caused it to be executed and sealed on its behalf by its duly authorized representatives, the day and year first above written.

PURCHASER: MHP Pursuits LLC, a North Carolina limited liability company

By: /s/ Michael Anise Name: Michael Anise Its: CFO/COO

SELLER: CSC Warner Robins, LLC, a Georgia limited liability company

By:/s/ Yoginder H. Singh Name:Yoginder H. Singh Its: Manager

EXHIBIT A
REAL PROPERTY

EXHIBIT B
PERSONAL PROPERTY

Site ID	POH Status	Manufacturer	Home Model	VIN	Year
15	Owned	Schult	Omni	47834	1996
20	Owned	Clayton	Spirit	WHC005329GA	1996
203 South Cambridge	Owned	Flintstone		F156S142CK6130GA	1985
209 Ridgewood	Owned	Schult	SCHULT	230189	1988
300 Ridgewood	Owned	Waycross	Phoenix	WHGA1819	1986
500 South Cambridge	Owned	Fleetwood		GAFLR07A30456W2	1994
603 South Cambridge	Owned	Horton	Country Haven	H155580G	1999
605 South Cambridge	Owned	Horton		H79636G	1990
607 South Cambridge	Owned	General		GMHGA247944655	1996
609 South Cambridge	Owned	Horton		H207796G	1999
610 South Cambridge	Owned	Waycross	Spirit 3	WHC008731GA	1998
LOT 17	Owned	OAKWOOD HOMES CORP	DESTINY	046687AB	1996
17	Owned	Redman	New Moon	3679	1978
115 Ridgewood	Owned	Destiny		OW52916	1997
301 Ridgewood	Owned	Fleetwood	SANDPOINTE	F248SC1775GA	1986
304 Ridgewood	Owned	Horton	Summit	H58783G	1988
504 South Cambridge	Owned	Redman	HOMESTEAD	HMST2440GA	1987
600 South Cambridge	Owned	Homestead		HMST4282GA	1989
25	Abandoned	Flintstone		F248SC1014GA	1985
216 Ridgewood	Abandoned	Horton Homes inc	Summit	H101812G	1993
218 Ridgewood	Abandoned	Crimson Indutries	Crimson	ALWI2612370	1979
101 Ridgwood	Abandoned	Flintstone	EASTWOOD	FS56S142FB1503GA	1985
207 Ridgewood	Abandoned	Horton Homes inc	Summit	H54040G	1986
LOT 23	Abandoned	Fleetwood	WESTFIELD CLASSIC	GAFLJ34B10768SH	1989
102 Waverly Court	Abandoned	American	SILHOUETTE	SG21390	1988
111 Ridgewood	Abandoned	Destiny	Omni	H55210G	1987

Item	Brand	Description	Model	Serial Number
Pressure Washer	Ryobi	2800PSI pressure washer		0A6062D050115
Computer	Dell	Laptop	Inspiron	93X2B2
Printer	Brother	Brother 3in1 printer	MFC-7860DW	U62702D3N46651
Cell Phone	LG	Office cell phone	LG K8 V	354437082163433l
Chainsaw	Ryobi	16" chainsaw	RY3716	EU16223D020780
Weedeater	Ryobi		S430 4 cycle	EU163551D050997
Various hand tools
Office furniture

EXHIBIT C

DUE DILIGENCE ITEMS

● Most recent ALTA/NSPS or Land Survey of the site(s)
● Existing Title Policy for site(s) to include land description
● Most recent Environmental Phase I report
● Any existing Property Condition Reports for real and personal property included in the purchase
● Current Rent Roll
● Current Ground, Personal and Real Property Leases
● Other income reports and data
● ●  2017, 2018, and Year-To-Date Profit and Loss Statements and previous two (2) years Tax Returns
● Current and Historical Aged Receivables reports owed by Tenants
● Existing Security Deposits on File
● Current Property and Capital Budgets
● 2018 and current Year-To-Date Repair and Maintenance Bills and Utility Bills including but not limited to electrical, gas, water, sewer, trash, phone, cable, etc.
● Current Real Estate Tax bills and previous two (2) years of Real Estate Tax bills
● Historical Capital Expenditures Report and current capital projects underway
● Current Service Agreements for vendors servicing the Property (landscaping, janitorial, security, etc.)
● Current employment contracts and agreements (on and off-site staff to include management, maintenance and construction teams, etc.)
● Personal Property Inventory List included in Purchase
● Current Insurance policy
● Historical Insurance Loss Runs & Claims
● Existing Loan Agreement